Exhibit 23.1



                     Consent of Murphy, Whalen & Broussard


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                       CONSENT OF INDEPENDENT ACCOUNTANTS




         We hereby consent to the use of our report on the financial statements of Florida Parishes Bank (formerly Florida Parishes Homestead Association) (the "Bank") dated March 4, 1999, in the prospectus for FPB Financial Corp. (the "Company") constituting part of the Company's Registration Statement on Form SB-2 and the Bank's Application for Conversion. We also consent to the reference to us under the headings "Experts", "The Conversion - Tax Aspects" and "Legal and Tax Opinions" in the Prospectus contained in the Form SB-2 and the Application for Conversion.


                                     /s/Murphy, Whalen & Broussard, L.L.C.
                                     -------------------------------------

                                     Murphy, Whalen & Broussard, L.L.C.





March 10, 1999